Exhibit 99.1

NEWS RELEASE

PeopleSupport Reports Record Revenues for First Quarter 2005

LOS ANGELES, CA (April 27, 2005) – PeopleSupport, Inc. (NASDAQ: PSPT), an offshore business process outsourcing (BPO) provider that offers customer management and accounts receivable management services for U.S.-based clients from its facilities in the Philippines, today announced financial results for its first quarter ended March 31, 2005.

•	PeopleSupport reported record revenues of $14.1 million for the quarter ended March 31, 2005, an increase of 47% over the same period in 2004 and 12% over the fourth quarter of 2004.

•	Net income, which is presented in accordance with generally accepted accounting principles (GAAP), for the first quarter of 2005 was $2.8 million or $0.15 per diluted share, as compared with net income of $1.8 million or $0.13 per diluted share for the first quarter of 2004.

•	Net income for the first quarter of 2005 reflected certain expense items that PeopleSupport considers to be outside the ordinary course of business. These included: a charge of $0.1 million for payments under the company’s 2002 management incentive plan (MIP) in connection with the company’s initial public offering (IPO) and a charge of $0.2 million for non-cash, stock-based compensation relating to pre-IPO stock options.

•	Our management, as well as some Wall Street analysts and investors, use non-GAAP measures to analyze our operating results. Excluding these charges, pro forma net income for the first quarter 2005 was $3.1 million or $0.16 per diluted share based on 18.9 million weighted average shares outstanding. This compares with pro forma net income for the first quarter 2004 of $2.3 million or $0.16 per diluted share based on 14.2 million weighted average shares outstanding, and excluding non-cash, stock-based compensation charges of $0.4 million.

•	PeopleSupport believes the items excluded from the pro forma calculations do not reflect the company’s operating performance because they relate to events not in the ordinary course of business, and management has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. See “Use of Non-GAAP Measures” below and the attached Pro Forma Consolidated Statements of Operations for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

“PeopleSupport delivered another excellent quarter,” said Lance Rosenzweig, PeopleSupport’s Chairman and Chief Executive Officer. “Revenues for the quarter of $14.1 million surpassed our guidance range of $12.8 to $13.2 million, and we generated pro forma operating margins of 20.6%. Our first quarter performance underscores our commitment to growing PeopleSupport profitably. PeopleSupport also continues to strengthen its balance sheet with more than $46 million in cash and marketable securities and no debt.

“During the quarter, we worked closely with our clients to meet their growing needs, and we were able to accommodate their increased demand. PeopleSupport’s college-educated, fluent English speaking eReps excel at up-selling and cross-selling complementary products and services to clients’ end customers. This has made PeopleSupport a preferred partner among many of its clients. Additionally, according to industry analysts, the transfer of outsourcing services to offshore locations continues to accelerate. While several offshore locations provide lower labor costs, few, if any, offer the high quality American English language skills found in the Philippines,” continued Rosenzweig.

Q1 2005 Financial Highlights

Revenues – For the first quarter of 2005, PeopleSupport reported record revenues of $14.1 million, representing 47% growth over the first quarter of 2004 and 12% over the fourth quarter of 2004. Revenue growth was driven by increased volumes from clients across a variety of industries and verticals supported by PeopleSupport.

Cost of Revenues – During the first quarter of 2005, cost of revenues was $7.8 million, representing 55% of revenues. Cost of revenues, as a percentage of revenues, increased from 48% from the first quarter of 2004 due to additional expenses related to increased capacity to support ongoing and anticipated growth. However, as compared with the fourth quarter of 2004, cost of revenues decreased from 65% of revenues. On a pro forma basis, excluding MIP and non-cash, stock-based compensation charges, cost of revenues was 54% in first quarter 2005 compared with 47% in first quarter 2004 and 57% in fourth quarter 2004. Cost of revenues as a percentage of revenues has declined as compared with the fourth quarter of 2004 as we have utilized our growth capacity.

Income from Operations – PeopleSupport’s first quarter 2005 operating income was $2.6 million, which includes combined MIP and non-cash, stock-based compensation charges of $0.3 million and includes public company costs. This compares with operating income of $1.9 million in the first quarter of 2004, which includes a non-cash, stock-based compensation charge of $0.4 million and no public company costs.

Net Income – Net income for the first quarter of 2005 was $2.8 million or $0.15 per diluted share, as compared with net income of $1.8 million or $0.13 per diluted share for the first quarter of 2004. Pro forma net income, excluding MIP charges of $0.1 million and non-cash, stock-based compensation charges of $0.2 million, was $3.1 million or $0.16 per diluted share for the first quarter of 2005. For the first quarter of 2004, pro forma net income, excluding non-cash, stock-based compensation charges of $0.4 million, was $2.3 million or $0.16 per diluted share for the first quarter of 2004.

Cash Flow – Net cash provided by operating activities for the three months ended March 31, 2005 was $5.1 million, as compared with $3.7 million in the first quarter of 2004. Net cash used in investing activities for the three months ended March 31, 2005 was $6.6 million, driven by purchases of marketable securities of $6.0 million, and as compared with $2.8 million in the first quarter of 2004. Cash paid for capital expenditures was $0.6 million in the three months ended March 31, 2005 as compared with $3.1 million in the same period in 2004.

As of March 31, 2005, PeopleSupport had cash, cash equivalents and marketable securities totaling $46.1 million. The company has no debt.

PeopleSupport employed approximately 3,600 employees worldwide as of March 31, 2005.

Business Outlook

For the second quarter of 2005, the company expects revenues to be between $14.4 million and $14.8 million. For the same period, the company expects net income to be between $2.3 million and $2.4 million, and diluted earnings per share to be $0.12 to $0.13. Excluding MIP charges of $0.1 million and non-cash, stock-based compensation charges of $0.2 million, respectively, pro forma net income for the second quarter 2005 is expected to be between $2.6 million and $2.8 million. Pro forma diluted earnings per share for the second quarter of 2005 are expected to be between $0.14 and $0.15. SG&A is expected to increase in second quarter 2005 compared with first quarter 2005 primarily due to Sarbanes-Oxley 404 compliance as our work accelerates according to our project plan.

For the full year 2005, revenue is expected to be between $57.0 million and $60.0 million. For the year, the company expects net income to be between $8.5 and $9.4 million, and diluted earnings per share to be $0.45 to $0.49. Excluding MIP charges of $0.3 million and stock based compensation charges of $1.0 million, respectively, pro forma net income for fiscal year 2005 is expected to be between $9.8 million and $10.6 million. Pro forma diluted earnings per share for fiscal 2005 are expected to be between $0.52 and $0.56. This represents an increase from our previous pro forma guidance of $0.46 to $0.50, reflecting our strong first quarter of 2005 and expectations for the rest of the year. Guidance includes public company expenses of approximately $3.0 million for full year 2005.

Conference Call with Management

PeopleSupport’s executive management will host a conference call for investors and all interested parties today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). The call will be broadcast over the Internet. To listen to the event via the Internet, please follow the instructions that will be available on the investor relations section of PeopleSupport’s website at www.peoplesupport.com. A replay of the conference call will be available on the company’s website for an extended period of time.

About PeopleSupport

PeopleSupport, Inc. (Nasdaq: PSPT), is an offshore business process outsourcing (BPO) provider that offers customer management services for U.S.- based clients from its facilities in the Philippines. PeopleSupport also provides accounts receivable management services and is planning to provide other back office management services. PeopleSupport is one of the largest outsourced service providers in the Philippines based on the size of its workforce, with over 3,600 college-educated, fluent English speaking Philippine personnel. Headquartered in Los Angeles, California, PeopleSupport provides services to clients in a variety of industries, including travel and hospitality, technology, telecommunications, retail, consumer products and financial services. For more information, visit www.peoplesupport.com.

PeopleSupport Press & Investor Contact:

Peter Hargittay
Marketing and Communications
PeopleSupport, Inc.
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com

Forward Looking Statement

Certain statements in this press release, including without limitation, those related to anticipated revenues, net income and earnings for the quarter ending June 30, 2005, and for the full year ending December 31, 2005, expectations regarding expenses, industry and company trends, and market opportunities are forward looking. The company generally identifies forward-looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases or the negatives of such terms. The company bases these statements on management’s beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: the company’s dependence on a limited number of clients; negative public reaction to offshore outsourcing; unanticipated technological changes and requirements, including changes that reduce the demand for the company’s services; competitive conditions in the markets the company serves; the company’s ability to manage growth; risks associated with operations in the Philippines; changes in government regulations; and other risks identified from time-to-time in the company’s SEC filings. These forward-looking statements represent estimates and assumptions only as of the date they are made. The company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should, however, review the factors and risks described in reports and registration statements that the company files from time to time with the SEC.

Use of Non-GAAP Measures

The company uses certain financial measures of performance derived from consolidated financial information that are not prepared in accordance with generally accepted accounting principles, or GAAP, and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP measures include net income and net income per share before significant items that management considers outside the ordinary course of business, including required charges associated with the company’s 2002 management incentive plan as a result of its IPO, and non-cash stock-based compensation charges relating to pre-IPO stock options issued at less than fair market value. The company uses this information to supplement its consolidated financial statements presented in accordance with GAAP. In management’s opinion, the adjustments described above are significant in the period and not reflective of the company’s actual or projected performance of operations for the following principal reasons: (i) charges under the management incentive plan were a result of the company’s IPO; and (ii) post-IPO the company does not plan to grant any options with an exercise price that is less than fair market value. Management internally evaluates operating performance, in part, for historical and planning purposes by excluding these items. The company currently anticipates incurring charges related to payments under the management incentive plan and stock-based compensation charges of approximately $0.1 million and $0.2 million per quarter in 2005 and in subsequent years through 2008, as stock options and incentive plans interests vest.

Management believes these non-GAAP measures provide investors a useful comparison of period-to-period trends in the company’s core business. Management also uses these measures, and believes it is useful to investors, for evaluating growth relative to that of the company’s publicly reporting competitors. You should not construe the presentation of non-GAAP measures as an indication that the company’s future results will be unaffected by charges management considers to be outside the ordinary course of business. Additionally, non-GAAP measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analyzing results reported under GAAP. The accompanying tables present GAAP and non-GAAP results and a reconciliation between these financial measures.

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	March 31,
	2004	2005
ASSETS
Current assets:
Cash and cash equivalents	$41,583	$40,183
Restricted short-term cash equivalent	422	422
Accounts receivable, net of allowance	5,560	5,758
for doubtful accounts of $451 and $202 Marketable securities	—	5,966
Investment in receivable portfolios	7	—
Deferred tax assets	668	597
Prepaid expenses and other current assets	1,633	1,895

Total current assets	49,873	54,821
Property and equipment, net	7,407	7,932
Deferred management incentive plan compensation	940	855
Deferred tax assets	6,161	6,232
Other long-term assets	699	642

Total assets	$65,080	$70,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,346	$1,623
Accrued payroll and payroll related	1,218	1,638
Accrued liabilities	1,309	1,918
Management incentive plan obligation	342	342
Deferred revenue	1,888	2,690
Other current liabilities	106	94

Total current liabilities	6,209	8,305
Management incentive plan obligation	684	684
Deferred rent	117	174
Other long-term liabilities	135	187

Total liabilities	7,145	9,350

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 87,000 shares; 18,015 and 18,052 shares issued and outstanding at December 31, 2004 and March 31, 2005, respectively	18	18
Additional paid-in capital	112,514	112,540
Accumulated deficit	(53,043)	(50,287)
Accumulated other comprehensive income	80	235
Deferred stock compensation	(1,634)	(1,374)

Total stockholders’ equity	57,935	61,132

Total liabilities and stockholders’ equity	$65,080	$70,482

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2004	2005

Revenues	$9,551	$14,056
Cost of revenues (exclusive of management incentive plan and depreciation expense shown below)	4,627	7,723
Management incentive plan – cost of revenues	—	68
Selling, general and administrative (exclusive of management incentive plan expense shown below)	2,247	2,664
Management incentive plan — selling, general and administrative	—	17
Depreciation and amortization	796	1,016

Income from operations	1,881	2,568
Interest income	(14)	(237)
Other expense	5	10

Income before provision for income taxes	1,890	2,795
Provision for income taxes	51	39

Net income	1,839	2,756
Foreign currency translation adjustment	3	177
Unrealized loss on securities:
Unrealized holding losses arising during period	—	(22)

Comprehensive income	$1,842	$2,911

Basic earnings per share	$0.71	$0.15
Diluted earnings per share	$0.13	$0.15
Basic weighted average shares outstanding	2,575	18,027
Diluted weighted average shares outstanding	14,180	18,946

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2004	2005
OPERATING ACTIVITIES
Net income	$1,839	$2,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	796	1,016
Provision for doubtful accounts	50	(249)
Stock-based compensation	441	247
Amortization of deferred compensation costs	—	85
Changes in operating assets and liabilities:
Accounts receivable	(1,236)	(39)
Prepaid expenses and other assets	63	(190)
Other long-term assets	(195)	75
Accounts payable and accrued liabilities	1,543	604
Deferred revenue	395	802
Cash payments on restructuring reserve	(3)	—

Net cash provided by operating activities	3,693	5,107

INVESTING ACTIVITIES
Collections applied to principal of receivable portfolios	229	7
Purchases of property and equipment	(3,053)	(568)
Purchases of marketable securities	—	(6,000)

Net cash used in investing activities	(2,824)	(6,561)

FINANCING ACTIVITIES
Proceeds from the exercise of stock options	49	39
Proceeds from the exercise of warrants to purchase redeemable preferred stock	38	—
Public offering costs	(125)	—

Net cash provided by (used in) financing activities	(38)	39
Effect of exchange rate changes on cash	3	15

Net increase (decrease) in cash and cash equivalents	834	(1,400)
Cash and cash equivalents, beginning of period	12,151	41,583

Cash and cash equivalents, end of period	$12,985	$40,183

NON-CASH INVESTING ACTIVITIES:
Unrealized holding gains (losses) on marketable securities	$—	$27
Construction in progress costs incurred but not paid	$—	$818

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid for the period	$—	$—
Taxes paid for the period	150	—

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2005
	Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$14,056			$14,056
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	7,723	$(79)		7,644
Management incentive plan- cost of revenues	68		$(68)	—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	2,664	(168)		2,496
Management incentive plan- selling, general and administrative	17		(17)	—
Depreciation and amortization	1,016			1,016

Income from operations	2,568			2,900
Interest expense	—			—
Interest income	(237)			(237)
Other expense	10			10

Income before provision for income taxes	2,795			3,127
Provision for income taxes	39		1	40

Net income	$2,756			$3,087

Basic earnings per share	$0.15			$0.17
Diluted earnings per share	$0.15			$0.16

Basic weighted average shares outstanding	18,027			18,027
Diluted weighted average shares outstanding	18,946			18,946

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2004
	Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$9,551			$9,551
Cost of revenues (exclusive of depreciation expense shown below)	4,627	$(146)		4,481
Selling, general and administrative	2,247	(295)		1,952
Depreciation and amortization	796			796

Income from operations	1,881			2,322
Interest income	(14)			(14)
Other expense	5			5

Income before provision for income taxes	1,890			2,331
Provision for income taxes	51			51

Net income	$1,839			$2,280

Basic earnings per share	$0.71			$0.89
Diluted earnings per share	$0.13			$0.16

Basic weighted average shares outstanding	2,575			2,575
Diluted weighted average shares outstanding	14,180			14,180